SUB-ITEM 77Q.1(a)1- Exhibits

AMENDMENT #10
TO THE RESTATED AND AMENDED
DECLARATION OF TRUST
FEDERATED MANAGED ALLOCATION PORTFOLIOS

Dated May 19, 2000

	This Declaration of Trust is
 amended as follows:

       Strike the first paragraph of
 Section 5 of Article III from the Declaration of Trust and substitute in its place the following:

	Section 5.  Establishment and
Designation of Series or Class. Without limiting the authority of the Trustees set forth in
Article XII, Section 8, inter alia, to establish and designate any additional Series or Class or to modify the rights and preferences of any existing Series or Class, the Series and Classes of the Trust are established and designated as:

Federated Balanced Allocation Fund
Class A Shares
Class B Shares
Class C Shares
Federated Conservative Allocation Fund
Institutional Shares
Select Shares
Federated Growth Allocation Fund
Institutional Shares
Select Shares
Federated Moderate Allocation Fund
Institutional Shares
Select Shares
Federated Target ETF Fund 2015
Class A Shares
Class K Shares
Institutional Shares
Federated Target ETF Fund 2025
Class A Shares
Class K Shares
Institutional Shares
Federated Target ETF Fund 2035
Class A Shares
Class K Shares
Institutional Shares

	The undersigned hereby certify
 that the above stated Amendment is a
true and correct Amendment to the
Declaration of Trust, as adopted by
the Board of Trustees at a meeting
on the 17th day of November, 2005.


	WITNESS the due execution
 hereof this 17th day of November, 2005.


/s/ John F. Donahue		/s/ Lawrence D. Ellis, M.D.
John F. Donahue		Lawrence D. Ellis, M.D.

/s/ Thomas G. Bigley		/s/ Peter E. Madden
Thomas G. Bigley		Peter E. Madden

/s/ John T. Conroy, Jr.		/s/ Charles F. Mansfield, Jr.
John T. Conroy, Jr.		Charles F. Mansfield, Jr.

/s/ Nicholas P. Constantakis		/s/ John E. Murray, Jr.
Nicholas P. Constantakis		John E. Murray, Jr.

/s/ John F. Cunningham		/s/ Marjorie P. Smuts
John F. Cunningham		Marjorie P. Smuts

/s/ J. Christopher Donahue		/s/ John S. Walsh
J. Christopher Donahue		John S. Walsh



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